UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2013

NATIONAL AUTOMATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53755 (Commission File Number)	26-1639141 (I.R.S. Employer Identification No.)

PO Box 400775, Las Vegas NV 89140 (Address of principal executive offices) (zip code)

(877) 871-6400 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2012, Jody Hanley, Robert O’ Connor and Manuel Ruiz resigned from the office of Director, Secretary and Director respectively of National Automation Services, Inc. (the "Company"). As part of the Company's executive transition plan, Messrs.’ Jody Hanley, Robert O’ Connor and Manuel Ruiz will be replaced.

On April 19, 2013, Mr. Sean Sego accepted the position and replaced Manuel Ruiz as Secretary on the Company's Board of Directors. A graduate from Indiana State University, Mr. Sego brings many years of experience in the Financial Services Industry including Ameriprise Financial Services, Waddell and Reed and now over the past six years, serving as Senior Partner at Intrinsic Value Capital Management.  No compensation package has been arranged at this time. The Company is currently seeking other potential initiates to replace the remaining Board of Director positions. Additional Board members will be recruited based on their ability to contribute to the Company’s new direction and aptitude to bring focus on the current direction and their ability to contribute to NAS's overall success.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits

None at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AUTOMATION SERVICES INC.
(Registrant) a Nevada Corporation

Date:           May 1, 2013

By:	/s/ Robert W. Chance
Name: Robert W. Chance
Title: President and Chief Executive Officer